Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Accelerate Diagnostics, Inc. (the “Company”) hereby certifies that, to his knowledge, the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2023	/s/ Jack Phillips
Jack Phillips President and Chief Executive Officer
(Principal Executive Officer)

March 31, 2023	/s/ Steve Reichling
Steve Reichling Chief Financial Officer
(Principal Financial and Accounting Officer)